                                                                   EXHIBIT 10.20

                         NOBEL EDUCATION DYNAMICS, INC.
                            EXECUTIVE SEVERANCE PAY
                                 PLAN STATEMENT
                                      AND
                            SUMMARY PLAN DESCRIPTION



Issued March, 1997

                               TABLE OF CONTENTS

                                                          Page
                                                          ----


PART 1.  DEFINITIONS.....................................   1
     (S)1.1       Board..................................   1
     (S)1.2       Change in Control......................   1
     (S)1.3       Company................................   2
     (S)1.4       Eligible Employee......................   2
     (S)1.5       Employer...............................   3
     (S)1.6       Monthly Pay............................   3
     (S)1.7       Plan...................................   3
     (S)1.8       Plan Administrator.....................   3
     (S)1.9       Plan Statement.........................   3
     (S)1.10      Plan Year..............................   4
     (S)1.11      Termination Event......................   4
     (S)1.12      Years of Service.......................   4

PART 2.  PARTICIPATION...................................   4
     (S)2.1       Commencement of Participation..........   4
     (S)2.2       Eligibility for Severance Benefits.....   4

PART 3.  SEVERANCE BENEFITS; FUNDING.....................   6
     (S)3.1       Severance Benefits.....................   6
     (S)3.2       Plan Not Funded........................   7
     (S)3.3       Limitations Concerning Excess Parachute
                  Payments...............................   7

PART 4.  FORM AND TIMING OF SEVERANCE PAYMENTS...........   8
     (S)4.1       Severance Allowance....................   8
     (S)4.2       Bonus..................................   8
     (S)4.3       Payments After Death...................   8

PART 5.  OTHER PLAN FEATURES.............................   8
     (S)5.1       Assignment of Benefit Prohibited.......   8
     (S)5.2       Claims and Controversies...............   8
     (S)5.3       Amendment or Termination of Plan.......  10

PART 6.  ADDITIONAL INFORMATION..........................  10
     (S)6.1       Type of Plan...........................  10
     (S)6.2       Plan Sponsor...........................  10
     (S)6.3       Plan Administrator.....................  10
     (S)6.4       Service of Legal Process...............  10
     (S)6.5       Governing Law..........................  11
     (S)6.6       Severability...........................  11
     (S)6.7       Entire Agreement.......................  11
     (S)6.8       Successor Employer.....................  11

                         NOBEL EDUCATION DYNAMICS, INC.
                            EXECUTIVE SEVERANCE PAY
                                 PLAN STATEMENT
                                      AND
                            SUMMARY PLAN DESCRIPTION



          Effective as of January 1, 1997, Nobel Education Dynamics, Inc. (the "Company"), a Delaware corporation, has established the "Nobel Education Dynamics, Inc. Executive Severance Pay Plan" (hereinafter referred to as the "Plan") for the benefit of eligible employees. The terms of the Plan are set forth in this document and they entirely supersede and replace all prior rules and policies regarding severance benefits. This document is intended to give participants an easily understood explanation of the major features of the Plan.

          The Plan provides severance benefits on account of a termination event with respect to an eligible employee. All payments will be made from the general corporate assets of the Company or an affiliated employer. The payments will not be contingent directly or indirectly upon the retirement of an employee.


                              PART 1.  DEFINITIONS

          When the following terms are used in this document with initial capital letters, they shall have the following meanings:

          (S)1.1 Board - the Board of Directors of the Company.
                 -----

          (S)1.2 Change in Control - a "Change in Control" shall be deemed to
                 -----------------
have taken place if:

          (a) any person, including a group, becomes the beneficial owner of shares of the Company having 50 percent or more of the total number of votes that may be cast for the election of directors of the Company;

          (b) any person, including a group, becomes the beneficial owner of shares of the Company having 25 percent or more of the total number of votes that may be cast for the election of directors of the Company, unless such person's acquisition of such percentage of stock has been approved by at least two-thirds of the directors in office on the date immediately preceding the date such percentage ownership is first attained (other than Excluded Members);

          (c) there occurs any cash tender or exchange offer for shares of the Company, merger or other business combination, or sale of assets, or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of the Company before the event shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company; or

          (d) at any date ("Reference Date"), 50 percent or more of the members of the Board consists of persons other than (i) persons who were members of the Board two years prior to the Reference Date (other than Excluded Members) and
(ii) Approved Members.

          For purposes of subsections (b) and (d) above, (i) an "Approved Member" shall mean any director (other than an Excluded Member) whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors in office on the date of approval who either were directors (A) on the date two years prior to the Reference Date or (B) who had previously become Approved Members; and (ii) an "Excluded Member" is any director (A) designated or nominated by, or affiliated with, a person who has entered into an agreement with the Company to effect a transaction described in subsection (c) above, or (B) who initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 under the Securities Exchange Act of 1934 (the "Exchange Act")) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

          As used in this Section 1.2, the terms "person" and "beneficial owner" have the same meanings as such terms under section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

          (S)1.3 Company - Nobel Education Dynamics, Inc., a Delaware
                 -------
corporation.

          (S)1.4 Eligible Employee - the following employees who hold the
                 -----------------
position indicated, or should such employee cease to be employed in such position prior to a Change in Control, the employee who succeeds to such position, as well as such other additional employees or positions as determined by written resolution of the Board from time to time: A.J. Clegg, Chairman, Chief Executive Officer, and President; John R. Frock, Executive Vice President
- Corporate Development; Brian Zwaan, Chief Financial Officer and Executive Vice President; D. Scott Clegg, Executive Vice President - Operations; Yvonne DeAngelo, Vice President - Finance & Administration; Robin Eglin, Vice President
- Real Estate Development; Barry S. Swirsky, General Counsel; and Barbara Presseisen, Vice President - Education.

          (S)1.5  Employer - the Company and any corporation which is a member
                  --------
of a controlled group (as defined in section 414(c) of the Internal Revenue Code of 1986, as amended (the "Code")) which includes the Company.

          (S)1.6 Monthly Pay - one-twelfth of your highest base salary rate
                 -----------
(excluding bonus payments, overtime and any other extra payments) from the Employer which is in effect in the calendar year in which a Change in Control occurs (annualized on the basis of a 52-week year). The calculation of your Monthly Pay is made on a pre-tax basis.

          (S)1.7 Plan - the severance pay plan of the Company established for
                 ----
the benefit of Eligible Employees. (As used herein, "Plan" refers to the program established by the Company and not the document pursuant to which the Plan is maintained. That document is referred to herein as the "Plan Statement.") The Plan shall be referred to as the "Nobel Education Dynamics, Inc. Executive Severance Pay Plan."

          (S)1.8 Plan Administrator - the Company's Compensation Committee as it
                 ------------------
is constituted on the date preceding the date of a Change in Control; provided, however, that should a majority of the members of such Committee refuse to so serve following a Change in Control, the Plan Administrator shall be a person or committee appointed by the Board and approved by at least 51 percent of the Plan participants; and further provided, that should the Company and 51 percent of the Plan participants fail to agree on such a successor Plan Administrator, the Plan Administrator shall be appointed by the arbitrators acting pursuant to
Section 5.2(c). The Plan Administrator shall have the responsibility, power, authority and discretion to supervise and control the operation of the Plan in accordance with the terms of the Plan Statement. The Plan Administrator shall be the "named fiduciary" of the Plan within the meaning of section 402 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). If the Plan Administrator is a committee, a majority of the members of such committee shall constitute a quorum for the transaction of business related to the Plan. All resolutions or other actions taken by such committee at any meeting shall be by vote of the majority of members of such committee. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all members of such committee.

          (S)1.9 Plan Statement - this document entitled "Nobel Education
                 --------------
Dynamics, Inc. Executive Severance Pay Plan Statement and Summary Plan Description" as adopted by the Company, effective as of January 1, 1997, as the same may be amended from time to time thereafter.

          (S)1.10  Plan Year - the 12-consecutive month period beginning on any
                   ---------
January 1 and ending on the following December 31.

          (S)1.11      Termination Event - an event described in Section 2.2(b).
                       -----------------

          (S)1.12      Years of Service - the number of 12-month periods
                       ----------------
beginning on your first day of work with the Employer and ending on the date a Termination Event occurs; provided, however, if you incur a break in service of longer than two months in any such 12-month period, such 12-month period shall not count as a Year of Service. If you work at least 10 months in any such 12-month period, you will receive credit for one Year of Service. Partial Years of Service shall be disregarded.


                             PART 2.  PARTICIPATION

          (S)2.1 Commencement of Participation - You become a  participant in
                 -----------------------------
the Plan on the date you become an Eligible Employee, or January 1, 1997, whichever is later.

          (S)2.2 Eligibility for Severance Benefits -
                 ----------------------------------

          (a) In General.  You are eligible to receive severance benefits under
              ----------
the Plan if you experience a Termination Event on or after the date you become a participant in the Plan.

          (b) Termination Event.  Except as provided in Section 2.2(c), a
              -----------------
Termination Event occurs if, prior to the date which is the number of months following the date of a Change in Control equal to six plus the number of months of Monthly Pay you would be entitled to under Section 3.1(a), you cease to be employed by the Employer for any of the reasons set forth in (1), (2) or (3) below:

                       (1)   the Employer terminates your employment; or

                       (2) you terminate employment with the Employer as a result of any of the following events occurring after a Change in Control:

                             (A)    your position is materially adversely
                                    changed from the description of your
                                    position in Appendix A attached hereto;

                             (B) you are assigned duties and responsibilities that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with the description of your position in Appendix A attached hereto;

                             (C)    your compensation plan is reduced as
                                    compared to your compensation plan
                                    immediately before the Change in Control; or

                             (D) the Employer requires you to be based at any office which is more than 25 miles further from your residence on the date such requirement is imposed than the Employer's location on the day before a Change in Control (other than travel reasonably required in the performance of your responsibilities); or

                       (3) prior to the date which is one month following the date of a Change in Control, you terminate employment with the Employer for any reason (or give the Employer notice thereof).

          (c) Terminations Not Qualifying as Termination Events -
              -------------------------------------------------
Notwithstanding Section 2.2(b), you are not eligible to receive severance benefits under the Plan if one of the following applies:

                       (1) your employment with the Employer is involuntarily terminated due to your act or acts of dishonesty which you intended to result in your personal enrichment;

                       (2) prior to the occurrence of an event described in Sections 2.2(b)(2)(A)-(D), your employment with the Employer is involuntarily terminated due to your documented willful and deliberate insubordination;

                       (3) your employment with the Employer is involuntarily terminated because you have been convicted of a felony; or

                       (4) (A)your employment with the Employer is terminated, but prior to the date which is seven days after such termination, you are offered employment by the buyer of the entire (or substantially all of the) business of the Company following a sale or divestiture by the Company of such business, on terms which if such employment continued with the Employer, would not give you the right to Severance benefits under Section 2.2(b)(2), and you do not accept such employment, and (B) such successor has assumed all Plan liabilities as required by Section 6.8; or

                       (5) any other voluntary or involuntary termination not described in Section 2.2(b).


                      PART 3.  SEVERANCE BENEFITS; FUNDING

          (S)3.1 Severance Benefits - If you experience a Termination Event,
                 ------------------
your severance benefits are as follows, subject to Section 3.3:

          (a) Severance Allowance.  The Employer will pay you a severance
              -------------------
allowance equal to your Monthly Pay multiplied by six plus:
                                                      ----

                       (1) if you have not completed three Years of Service as of the date a Termination Event occurs, your Monthly Pay multiplied by the number of Years of Service you have completed as of the date a Termination Event occurs; or

                       (2) if you have completed at least three Years of Service as of the date a Termination Event occurs, your Monthly Pay multiplied by two times the number of Years of Service you have completed as of the date a Termination Event occurs, up to a maximum of 12 (i.e., an aggregate maximum severance allowance
                                 ----
                             equal to your Monthly Pay multiplied by 18).

          (b) Bonus.  The Employer will pay you the bonus, if any, that you
              -----
would have received had you been employed by the Employer on the day on which, absent this provision, you would have had to have been employed to receive a bonus for the bonus period in which the Termination Event occurs, prorated for the portion of the bonus period occurring prior to your Termination Event.

          (c) Vacation Days.  The Employer will pay you the cash-value of the
              -------------
vacation days to which you are entitled, but which you have not used, on the day before the Termination Event occurs.

          (d) Medical and Group Term Life Insurance.  The Employer will provide
              -------------------------------------
you the medical insurance and group term life insurance that you were entitled to on the day before a Change in Control occurs, for a period beginning with the date a Termination Event occurs and continuing over the number of months of Monthly Pay determined under subsection (a) (i.e., a maximum of 18 months).
                                             ----

          (S)3.2 Plan Not Funded - The Employer will not make any contributions
                 ---------------
to fund this Plan. Any severance payments made pursuant to the Plan will be paid out of the general funds of the Employer, and as a participant, you will not have any secured or preferred interest by way of trust, escrow, lien or otherwise in any specific assets. As a participant, your rights shall be solely those of an unsecured general creditor of the Employer.

          (S)3.3 Limitations Concerning Excess Parachute Payments.  This Section
                 ------------------------------------------------
shall be interpreted and applied to limit amounts otherwise payable to an Eligible Employee under the Plan only to the extent required to avoid any material risk of the imposition of excise taxes on the Eligible Employee under section 4999 of the Code, or the disallowance of a deduction to the Employer under section 280G(a) of the Code. Notwithstanding any other provision of the Plan, severance benefits payable under Section 3.1 of the Plan, to the extent they are parachute payments (as defined in section 280G(b)(2) of the Code), shall be modified to the extent necessary so that the aggregate present value (as defined in section 280G(d)(4) of the Code) of such parachute payments payable under the Plan and any other parachute payments (as defined in section 280G(b)(2) of the Code) payable pursuant to any other plan or agreement between the Eligible Employee and the Employer shall be at least one dollar less than three times the Eligible Employee's base amount (as defined in section 280G(b)(3) of the Code).

                PART 4.  FORM AND TIMING OF SEVERANCE PAYMENTS

          (S)4.1 Severance Allowance - Your severance allowance under Section
                 -------------------
3.1(a) will normally be paid to you in a lump sum payment within 30 days following a Termination Event. The Plan Administrator may, however, (i) delay the lump sum payment to a date no more than three months following a Termination Event, or (ii) modify the method of payment to installments coincident with normal payroll cycles, if the Plan Administrator, in its sole discretion, determines that the Company's cash resources are insufficient to make a lump sum payment. In no event, however, shall the Plan Administrator delay payment or modify the method of payment solely on account of your request to do so.

          (S)4.2 Bonus - Your bonus, if any, under Section 3.1(b) will be paid
                 -----
to you in a lump sum payment on the date the bonus would have been paid to you had you remained employed by the Employer.

          (S)4.3 Payments After Death - If severance allowance (under Section
                 --------------------
3.1(a)) and/or bonus (under Section 3.1(b)) remains unpaid at your death, the remaining amount will be paid in a lump sum to the beneficiary you most recently designated with respect to the Plan. In the event no such beneficiary has been designated or survives you, your most recent beneficiary designation with respect to the group term life insurance provided by the Employer shall govern.


                          PART 5.  OTHER PLAN FEATURES

          (S)5.1 Assignment of Benefit Prohibited - No severance benefits under
                 --------------------------------
this Plan shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution or other legal or equitable process.

          (S)5.2 Claims and Controversies - Benefits will be paid from the Plan
                 ------------------------
to you, your personal representative or beneficiary only after a proper written claim for the benefits has been filed with the Plan Administrator. If you believe you may be entitled to benefits, or if you are in disagreement with any determination that has been made, follow the following procedure:

          (a)  Making a Claim.  Your claim must be written and must be
               --------------
delivered to the Plan Administrator. Within 30 days after you deliver your claim, you will receive a decision. If your claim is wholly or partially denied, you will receive a written notice specifying: (i) the reasons for denial; (ii) the Plan provisions on which the denial is based; and (iii) any additional information needed from you in connection with the claim and the reason such information is needed. You also will receive a copy of paragraph (b) below concerning your right to request a review.

          (b) Requesting Review of a Denied Claim. You may request that a denied
              -----------------------------------
claim be reviewed. Your request for review must be written and must be delivered to the Plan Administrator within 60 days after you receive the written notice that your claim was denied. Your request for review may (but is not required to) include issues and comments you want considered in the review. You may examine pertinent Plan documents by asking the Plan Administrator. Within 30 days after you deliver your request for review, you will receive a decision. The decision will be in writing and will specify the Plan provisions on which it is based.

          (c) Arbitration.  In the event any controversy or claim arising out of
              -----------
or relating to the Plan or the breach, termination or validity thereof is not resolved pursuant to subsection (a) or subsection (b), such controversy or claim shall be settled by arbitration by three arbitrators in accordance with the Center for Public Resources, Inc. Non-Administered Arbitration Rules, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

          (d) In General. This Section 5.2 shall be the sole method in which
              ----------
controversies or claims under this Plan shall be determined. All decisions on claims and on review of denied claims under subsections (a) and (b) will be made by the Plan Administrator. The Plan Administrator may, in its discretion, hold one or more hearings. If you do not receive a decision within the specified time, you should assume your claim was denied or re-denied on the date the specified time expired. You may have an attorney or other representative act on your behalf. The Plan Administrator shall have the sole discretion to carry out its duties under the Plan, to construe and interpret the provisions of the Plan, and to determine all questions concerning benefit entitlements, including the power to construe and determine disputed or doubtful terms. To the maximum extent permissible under law, the Plan Administrator's determinations on all such matters shall be final and binding on all persons involved.

          If your claim is denied under Section 5.2(a), and approved on appeal under Section 5.2(b) or pursuant to arbitration under Section 5.2(c), the Company (i) will pay your legal fees associated with the claim, appeal and arbitration, (ii) will pay you interest on the severance benefits payable under subsections (a), (b) and (c) of Section 3.1, at the prime rate stated in The
                                                                         ---
Wall Street Journal on the date of your Termination Event, and over the period
-------------------
ending on the date payment is made and beginning (A) with respect to benefits payable pursuant to Section 3.1(a) and (c), on the date of your Termination Event, and
(B) with respect to any bonus payable pursuant to Section 3.1(b), on the date the bonus would have been paid to you had you continued to be employed by the Employer, and (iii) will reimburse you or your beneficiary(ies) for, and pay to your beneficiary(ies) any medical and group term life insurance benefits, respectively, which would have been reimbursed or paid had your medical and group term life insurance benefits been provided in accordance with Section 3.1(d) on and after the date of your Termination Event.

          (S)5.3 Amendment or Termination of Plan - The Company, by written
                 --------------------------------
action of the Board, reserves the right to amend the Plan and the provisions of the Plan Statement or to terminate the Plan at any time, provided that no such amendment or termination shall impair your rights under the Plan if a Change in Control occurs before the date of such amendment or termination. If either of these actions is taken, you will be notified.


                        PART 6.  ADDITIONAL INFORMATION

          (S)6.1 Type of Plan - The Plan is a severance pay welfare benefit plan
                 ------------
which is intended to be a plan solely covering a select group of management or highly compensated employees within the meaning of section 201(2) of ERISA and the regulations issued thereunder. The Plan is not a pension benefit plan.

          (S)6.2 Plan Sponsor - The name of the employer sponsoring the Plan and
                 ------------
its federal employer identification number ("EIN") are:

                         Nobel Education Dynamics, Inc.
                         Rose Tree Corporate Center II
                           1400 North Providence Road
                                   Suite 3055
                                Media, PA  19063

                           Telephone:  (610-691-8200)

                                EIN:  22-2465204

          (S)6.3 Plan Administrator - The Plan is administered by the Plan
                 ------------------
Administrator. Communications addressed to the Plan Administrator should be sent to the address listed in Section 6.2.

          (S)6.4 Service of Legal Process - The General Counsel of the Company,
                 ------------------------
or should there be no General Counsel, the President of the Company, is designated as agent for service of legal process against the Plan.

          (S)6.5  Governing Law - The law of the Commonwealth of Pennsylvania
                  -------------
shall be the controlling state law in all matters relating to the Plan and shall apply to the extent it is not preempted by the ERISA.

          (S)6.6 Severability - If any provision of the Plan Statement shall be
                 ------------
held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and the Plan Statement shall be construed and enforced as if such provision had not been included.

          (S)6.7 Entire Agreement - This Plan Statement contains the entire
                 ----------------
agreement by the Employer with respect to the subject matter hereof. No modification or claim of waiver of any of the provisions hereof shall be valid unless in writing and signed by the party against whom such modification or waiver is sought to be enforced.

          (S)6.8 Successor Employer - In the event of the dissolution, merger,
                 ------------------
consolidation, or reorganization of the Company, or the sale of the entire (or substantially all of the) business of the Company, the Plan shall be continued by the Company's successor. The successor shall assume all Plan liabilities and shall have the powers, duties and responsibilities of the Company under the Plan.

          IN WITNESS WHEREOF, Nobel Education Dynamics, Inc. has caused this Plan Statement to be duly executed this ____ day of ________________________, 1997.

Attest:                      NOBEL EDUCATION DYNAMICS, INC.



_________________________    By:______________________________
Secretary                                 President

[Corporate Seal]

                                   APPENDIX A



Chief Executive Officer

Chief executive officer, with final authority in making all decisions regarding the Company and its subsidiaries, subject to any required approval of the Company's board of directors.


Executive Vice President; Chief Financial Officer

Reports directly to the president, chairman and/or chief executive officer. Manages all financial operations of the Company and subsidiaries, including accounting, treasury, financing, payroll, internal reporting and external reporting. Manages human resource function and MIS department. Manages relations with lenders, investment bankers and stock analysts. Evaluates financial impact of acquisitions and new center development, granting approval where appropriate. Manages annual Five Year Business Plan process/assist in Long Range Strategic Planning. Member of the Company's executive management team.


Executive Vice President - Corporate Development

Reports directly to the president, chairman and/or chief executive officer and charged with implementation of growth plans of Company through new school development and acquisitions plus appropriate divestitures. Vice President of Real Estate Development and General Counsel report to this position. Member of the Company's executive management team.


Executive Vice President - Operations

Reports directly to the president, chairman and/or chief executive officer and charged with responsibility for the financial performance and quality of all school operations nationwide. This includes day-to-day operations of all company locations, as well as the successful opening of all new school projects and successful transition of all acquisitions. Coordinates all marketing programs. Bottom-line responsibility for all operations as well as the operations G&A/Budget function. The following positions report directly to the COO/EVP: Vice President of Operations and for each geographic territory
Regional Managers, not reporting to an operations Vice President. Member of the Company's executive management team.

Vice President - Education

Reports directly to the president, chairman and/or chief executive officer and charged with overseeing all matters that pertain to the quality of education programs offered by the Company. Responsible for setting and maintaining standards and policies related to educational issues of both internal and external concern and overseeing such adherence within the schools. Member of the Company's executive management team.


Vice President - Real Estate Development

Responsible for all activities relating to new school development and the appropriate budgeting commitments. Member of the Company's executive management team.


Vice President - Administration and Finance

Reports to chief financial officer. Oversees accounting and payroll functions (accounts payable, cash management, accounts receivable, general ledger and payroll). Responsibilities include closing books and records monthly, weekly operations reporting, monthly management report of operations, quarterly and annual external (SEC) reporting (10-K's, 10-Q's and financial portions of 8-K), acquisition analysis, financial due diligence and transition. Additional responsibilities are insurance and tax analysis, assist in formulating and producing annual budgets, quarterly forecasts and Strategic Five Year Plan, oversight of internal audit function, stock transactions and annual meeting vote. Member of the Company's executive management team.


General Counsel

Responsible for all legal affairs of the Company and its subsidiaries. Participates in business decisions regarding corporate development including new school development, acquisitions and divestitures. Member of the Company's executive management team.